EXECUTION COPY

Operation Number 36384

DEED OF ASSIGNMENT OF INSURANCES

between

BALYKSHY L.L.P.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

12 September 2008

This DEED OF ASSIGNMENT OF INSURANCES (this "Deed") is made as a deed on 12th September 2008 between:

(1)
BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Borrower"); and

(2)	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty ("EBRD").

RECITALS

WHEREAS:

(A)
By way of a loan agreement dated 21 December 2006 between EBRD and the Borrower, as amended by an amendment agreement dated 28 June 2007, EBRD has agreed to extend to the Borrower a loan in the total aggregate amount of thirty two million Dollars (USD32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B)	It is a condition of the first disbursement of the loan funds to the Borrower under the Loan Agreement that the Borrower enters into this Deed; and

(C)	The Borrower and EBRD intend this Deed to take effect as a deed.

NOW, THEREFORE THIS DEED WITNESSES, and the parties hereto agree as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Deed (including in the Recitals) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Deed, the following capitalized terms shall have the following meanings:

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"Applicable Law"
means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Borrower, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by EBRD of its rights under the Loan Agreement;

"Assigned Rights"	has the meaning set forth in Section 2.2 (Assignment of Rights);

"Authority"
means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Insurance" and "Insurances"
means (as the context requires) any or all of the contracts of insurance and/or insurance policies of the Borrower, including, without limitation, those that the Borrower is required from time to time to procure and maintain pursuant to the Loan Agreement (including such insurances as referred to at Section 5.04 (Insurance) of the Loan Agreement) and as attached in Schedule 1 (Insurances) and all other policies and contracts of insurance in which the Borrower has an interest (including any reinsurance) or which have been or may from time to time be taken out and maintained by the Borrower or in relation to the Project or any part thereof;

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"Insurance Proceeds"	means insurance compensation and any other monies payable by insurers under any of the Insurances whether by way of claims, return premiums or otherwise;

"Secured Obligations"
means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to EBRD under the Loan Agreement or any other Financing Agreement (including this Deed), including the payment of principal, interest, fees, charges, taxes, duties or other imposts, damages, losses, or on any other account, as provided for therein, and all costs and expenses related thereto; and

"Security Period"
means the period beginning on the date of this Deed and ending on the date when EBRD shall have notified the Borrower that all Secured Obligations have been unconditionally and irrevocably paid and performed in full in accordance with the terms of the Loan Agreement and the other Financing Agreements.

Section 1.2 Interpretation

In this Deed:

(a)unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

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(b) a reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article or Section of, or Schedule to this Deed.

(c) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(d) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(e) the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed;

(f) a Default is outstanding or continuing until it has been remedied or waived by EBRD in writing;

(g) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(h) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(i) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(j) "the knowledge of the Borrower", "to the Borrower's knowledge", or

"to the best of the Borrower's knowledge" or similar expressions related to the knowledge of the Borrower or of any other Subordinated Party shall always include the best knowledge of such party after due and careful inquiry and investigation; and

(k) all exhibits, supplements and amendments hereto shall form an integral part of this Deed.

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Section 1.3 Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Section 2.2 (Assignment of Rights) or Section 2.3 (Required Insurances; Actions to Effect Assignment) of this Deed:

(a) the words "other than charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in Section 3(1);

(b) the words "except to the extent that" and all the words thereafter in Section 3(2); and

(c) Section 6(2).

ARTICLE II - ASSIGNMENT

Section 2.1 Covenant to Pay

The Borrower covenants with EBRD that it will duly and fully pay on demand and discharge the Secured Obligations at the time or times when due and in the currency or currencies in which the Secured Obligations are expressed to be payable in the manner provided for in the relevant Financing Agreement (including this Deed).

Section 2.2 Assignment of Rights

As a continuing security for the due and prompt payment in full of all of the Secured Obligations, the Borrower hereby assigns absolutely by way of security and with full title guarantee in favour of EBRD all of the Insurances and all Insurance Proceeds payable in respect thereof (the "Assigned Rights").

Section 2.3 Required Insurances; Actions to Effect Assignment

(a)Without prejudice to the other provisions of this Deed, the Borrower shall  effect and maintain any insurance which it is required to have under any Applicable Law or pursuant to the terms of the Financing Agreements to which it is a party, incorporating any provisions required thereby, and under which it is obliged to purchase and maintain

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(or procure the purchase and maintenance of) any insurance.

(b) The Borrower shall procure prior to first Disbursement, that each insurer under each Insurance to which it is a party shall enter into a contract in the form of Schedule 2 (Amendment to the Insurance Policy) to this Deed appointing EBRD as sole loss payee (with respect to liability insurance but only if so directed by EBRD) and sole beneficiary ("vygodopriobretatel"') under each Insurance and the interests of EBRD shall be noted thereon and that each such Insurance entered into after the date of this Deed shall contain at least equivalent provisions.

(c) Immediately following the execution of this Deed, the Borrower will provide to each insurer, under each Insurance to which it is a party, notice of this assignment in the form of Part I of Schedule 3 (Form of Notice of Assignment) to this Deed and procure that the addressee of the notice promptly acknowledges such notice to EBRD in the form of Part II of Schedule 3 (Form of Acknowledgement of Notice of Assignment).

(d) Under no circumstances shall the Borrower have the right to appoint any loss payee, additional insured or beneficiary under any Insurance other than EBRD without the prior written consent of EBRD.

(e) The Borrower shall transfer to the insurers copies of this Deed and all other documents, evidencing the appointment of EBRD as the assignee, as well as loss payee, additional insured or beneficiary (as applicable), of each Insurance on the terms and conditions of this Deed.

(f) The provisions hereof shall not relieve the Borrower from its obligations under each Insurance, including but not limited to taking all necessary measures and bearing all expenses incurred to prevent or reduce loss from an insured event under any Insurance and the obligation to notify the insurers of any loss in the case of an occurrence of an insured event under any Insurance.

(g) Any monies payable under the Insurances shall be payable in accordance with the terms of this Deed and, if applicable, the loss payable clause set out in Schedule 2 (Amendment to the Insurance Policy) to this Deed.

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Section 2.4 Appropriation

EBRD may apply all monies received in respect of the Assigned Rights in or towards the discharge of the Secured Obligations as it in its sole and absolute discretion shall determine.

Section 2.5 Power of Sale

Section 103 of the Law of Property Act 1925 shall not apply to this Deed and EBRD may exercise its power of sale and other powers under that or any other legislative act or this Deed at any time and from time to time after the date of this Deed.

Section 2.6 Consolidation Permitted

Section 93(1) of the Law of Property Act 1925 shall not apply to the security created under this Deed.

Section 2.7 Notice of Other Interest

EBRD may open a new account upon its receiving actual or constructive notice of any charge or interest affecting the Assigned Rights and, whether or not EBRD opens any such account, no payment received by EBRD after receiving such notice shall (if followed by any payment out of, or debit to, the relevant account) be appropriated towards or have the effect of discharging the Secured Obligations outstanding at the time of receiving such notice.

Section 2.8 Continuing Security; Prejudice

(a) The security created under this Deed shall be a continuing security for the Secured Obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or any other matter or thing whatsoever.

(b) In addition, and without prejudice to any of the foregoing, neither the security created by this Deed, nor the liability of the Borrower in connection with the Secured Obligations, shall be prejudiced or affected by:

(i) )any variation or amendment of, or waiver or release granted under, or in connection with, the Security or any guarantee or indemnity or other document, including without limitation, any Financing Agreement;

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(ii)
time being given, or any other indulgence or concession being granted, by EBRD to the Borrower or any other person in connection with this Deed or any of the other Financing Agreements or the Project Agreements;

(iii)
the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by EBRD or any other person of any other Lien, or any guarantee or indemnity or other person or document;

(iv)	the dissolution or any change in the constitution or composition of the Borrower or any other person;

(v)	any amalgamation, merger or reconstruction that may be effected by EBRD with any other person or any sale or transfer of the whole or any part of the assets of EBRD to any other person;

(vi)	the existence of any claim, set-off or other right which the Borrower or any other person may have at any time against EBRD or any other person;

(vii)	the making or absence of any demand for payment of the Secured Obligations on the Borrower or any other person, whether by EBRD or any other person;

(viii)	any arrangement or compromise entered into by EBRD with the Borrower or any other person;

(ix)	the bankruptcy, liquidation, insolvency, incapacity or disability of the Borrower or any person; or

(x)
any other thing done or omitted or neglected to be done by EBRD or any other person in respect of any of the Financing Agreements or the Project Agreements or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the Borrower in respect of the Secured Obligations.

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Section 2.9 Fees, Costs and Expenses

The Borrower shall not be entitled to set-off any fee, cost or expense due to EBRD from the Assigned Rights, and any such fee, cost or expense shall at all times be borne fully by the Borrower.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower

The Borrower represents and warrants to EBRD as follows:

(a) the Borrower is a limited liability partnership, duly organised and validly existing under the laws of the Republic of Kazakhstan and registered, to the extent required in accordance with Applicable Law, with all relevant registration bodies in the Republic of Kazakhstan, and has full power to own the properties which it owns and to carry out the businesses which it carries out;

(b) the Borrower has the corporate power to enter into, and perform its obligations under, this Deed and to assign the Assigned Rights as provided for herein and has taken all necessary corporate action to authorise its execution, delivery and performance of, and the assignment of the Assigned Rights pursuant to, this Deed;

(c) this Deed has been duly authorised by the Borrower. This Deed has been duly executed by the Borrower and this Deed constitutes, valid and legally binding obligations of the Borrower, enforceable in accordance with its terms (except for (i) the principle that equitable remedies are awarded at the discretion of the courts; (ii) the limitation on enforcement of Applicable Laws relating to insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other Applicable Laws affecting the rights of creditors generally; (iii) the time barring of claims). The making of this Deed and the compliance with the terms hereof:

(1)	do not and will not result in violation of the Borrower's Charter or any provision contained in any law applicable to the Borrower;

(2)	do not and will not conflict with or result in the breach of any provision of, or require any consent under, or result in the

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imposition of any Lien under, any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets is bound; and

(3) do not and will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument;

(d) the Borrower has obtained all Authorisations from each Governmental Authority necessary in connection with the execution, delivery and performance of this Deed, the assignment of the Assigned Rights hereunder and for the exercise of any rights or remedies by EBRD hereunder (and has made or delivered as applicable all filings or notices required in connection therewith, including all filings or notices necessary or desirable in the United Kingdom), and all such Authorisations are and shall remain in full force and effect;

(e) it is solely and beneficially entitled to the Assigned Rights free from any Lien or equity whatsoever (except for permitted liens described in Section 6.05(2) of the Loan Agreement, provided that the Borrower will take all such actions as is necessary to remove any such permitted lien in accordance with the terms of the Loan Agreement, and Liens in favour of EBRD) and the Assigned Rights are capable of being assigned to EBRD as contemplated by the Loan Agreement and this Deed;

(f) the Assigned Rights are capable of being assigned to EBRD as contemplated by the Loan Agreement and this Deed;

(g) the execution of this Deed establishes a valid sole assignment in favour of EBRD of the Assigned Rights as contemplated hereby;

(h) Copies of all existing insurance agreements, certificates, cover notes and/or policies (including endorsements) issued in relation to the Insurances (and as attached hereto) are true, correct, up-to-date and complete;

(i) the Borrower has paid when due all premiums, commissions and any other amounts as required by, and is otherwise in compliance with, the terms and conditions of the Insurances;

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(j) other than the Security Documents (including this Deed), the Borrower is not a party to any security agreement or instrument creating or purporting to create a Lien, nor has the Borrower assigned or transferred or pledged or otherwise created any Lien, over any of its rights, title and interest in and to the Insurances to any person, other than EBRD;

(k) no liability or obligation of whatever nature shall attach to EBRD by reason of it becoming the assignee as provided for pursuant to this Deed;

(1) there are no agreements, arrangements, provisions, stipulations, conditions, rights or any other circumstances known to the Borrower that may in any way restrict, prohibit or otherwise adversely affect the Insurances or the rights of the Borrower with respect thereto or the assignment made hereby in favour of EBRD;

(m) neither the Borrower nor any of its properties enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under this Deed.

(n) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower involving any Insurance or other assets of the Borrower or relating to the transactions contemplated hereby or by the other Financing Agreements, nor is the Borrower aware of any claim or dispute in respect of any of the foregoing;

(o) the Borrower has neither filed for bankruptcy nor become insolvent, nor taken a decision or other action to cause itself to be liquidated, financially rehabilitated, put under external management or reorganized;

(p) this Deed constitutes a first priority assignment of the Assigned Rights in favour of EBRD; and

(q) the Insurances listed in Schedule 1 (Insurances) are (as at the date hereof) the only insurances against loss, damage and liability covering the Borrower, its business, properties and activities as at the date hereof

Section 3.2 Restatement of Representations and Warranties

Any representation or warranty given hereunder which specifies that such representation and warranty is provided hereunder "as of the date of this Deed" shall only be given on the date of this Deed and shall not be deemed to be repeated hereafter in

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connection with any Disbursement made pursuant to this Deed. In respect of all other representations and warranties provided in this Article III, such representations and warranties shall be deemed to be repeated on submission of each Disbursement request, on each Disbursement date and on each Interest Payment Date.

ARTICLE IV - COVENANTS OF THE BORROWER

Section 4.1 Affirmative Covenants by the Borrower

The Borrower hereby covenants and agrees with EBRD that until the expiry of the Security Period it shall:

(a) comply at all times with its obligation to pay or procure the payment on a timely basis of all premiums, commissions and any other amounts as required by the terms of the Insurances and to produce promptly to EBRD on request copies of receipts (or other evidence of payment) for all such payments and otherwise with its obligations under Section 5.04 (Insurance) of the Loan Agreement, including, without limitation, the obligation to ensure that, upon written notice by EBRD, reinsurance acceptable to EBRD is obtained by the Borrower's insurer;

(b) provide evidence by way of original or certified copy documents at the request of EBRD that the Borrower is in compliance with the requirements of this Deed and Section 5.04 (Insurance) of the Loan Agreement, and to notify EBRD in writing immediately if the Borrower or any of its agents becomes aware that in any respect it has ceased or is liable to cease to be in full compliance therewith;

(c) in accordance with the terms and conditions of the Loan Agreement, provide to EBRD copies of all policies (or renewals thereof) issued from time to time in relation to the Insurances certified to the satisfaction of EBRD as true, correct and complete, and changes requested or effected thereto;

(d) take all reasonable action within its power to procure that nothing is at any time done or allowed to be done whereby any Insurance or other insurances required to be maintained under any other contract to which it is a party relating to the Project may be impaired or rendered void or voidable;

(e) defend the Assigned Rights against all claims and demands of all persons at any time claiming the same or an interest in them;

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(f) immediately notify EBRD of, and provide EBRD with certified copies of any notification or other communication delivered to or received by the Borrower relating to the Assigned Rights;

(g) immediately notify EBRD in writing of any and all correspondence and information received by the Borrower or any employee, officer, director, or agent of the Borrower or any company affiliated or associated with the Borrower with respect to the subject matter of this Deed;

(h) demonstrate at the request of EBRD that at any time all relevant risks are insured as required by EBRD; take or procure the taking of all risk management and risk control measures in relation to the Project, its site and facilities as a prudent owner and operator of such a project would take, or which EBRD may reasonably require to protect the interests of EBRD; and

(j)comply with all Applicable Laws.

Section 4.2 Negative Covenant by the Borrower

Except for the Lien created pursuant to this Deed, the Borrower shall not create, incur or permit to exist any Lien (contingent or otherwise), right of set-off or equity whatsoever affecting the Assigned Rights or assign or deal with the Assigned Rights.

Section 4.3 Obligations in Respect of the Assigned Rights

The Borrower shall remain solely and fully liable under or in respect of each Assigned Right to perform all the obligations in connection with that Assigned Right.

Section 4.4 Maintenance and Provision of Information

The Borrower shall, and shall procure that all insurance brokers through whom, and insurers with whom, any Insurances are effected or maintained, preserve intact its and their files until the date on which the Borrower has finally and irrevocably discharged all its obligations to EBRD under the Financing Agreements, and shall provide to EBRD, and shall procure that the Borrower's insurers and insurance brokers provide, such information relating to the Insurances as EBRD may reasonably request.

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Section 4.5 Material Variations in Insurance Coverage

(a) If any variation is proposed to be made to the terms of any Insurance which the Borrower is required to procure and maintain, the Borrower shall give at least forty-five (45) days prior written notice thereof to EBRD.

(b) No variation to any Insurance shall be effected or agreed by the Borrower until EBRD notifies the Borrower in writing either that the variation is not material to EBRD or that it is otherwise acceptable to EBRD.

(c) For the purpose of this Section 4.5, a variation includes (without limitation):

(1)any change to limits of coverage and deductible arrangements;

(ii)	any change to risks insured, to coverage terms, and the inclusion of new exclusions or exceptions;

(iii)	the purchase of any additional insurance or reinsurance other than as previously approved by EBRD;

(iv)	any reduction in or cancellation, discontinuance, non-renewal or avoidance of any cover provided under any Insurance; and

(v)	any change which might have the effect of causing a breach by the Borrower of its obligations under any Financing Agreement (including this Deed) or any Project Agreement.

ARTICLE V - NON-COMPLIANCE WITH INSURANCE PROVISIONS

Section 5.1 EBRD's Right to Procure Insurance

If at any time and for any reason any Insurance required by the terms hereof or any other Financing Agreement is not in full force and effect, then (without prejudice to any of the rights of EBRD under the Financing Agreements) EBRD shall forthwith be entitled, at the cost and expense of the Borrower, to procure and pay for such Insurance as

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the Borrower should have maintained or procured pursuant to the terms hereof or any other Financing Agreement or at any time while such failure is continuing.

Section 5.2 Company to Limit Losses

If any required Insurance is for any reason at any time not in force, the Borrower shall (without prejudice to any other obligations of the Borrower hereunder or under the other Financing Agreements or the Project Agreements) take or procure the taking of all such steps to minimize any potential hazard to the Project which a prudent person in the position of the Borrower would take in the circumstances, or which are reasonably required by EBRD in writing.

ARTICLE VI - CLAIMS HANDLING AND INSURANCE PROCEEDS

Section 6.1 Claims Handling and Insurance Proceeds

(a) The Borrower undertakes to inform EBRD immediately of the making of any claim under one or more Insurances.

(b) If EBRD wishes to handle a claim or claims under subclause (a) above, then EBRD agrees to notify the Borrower within ten (10) Business Days of its receiving notification under subclause (a) above. If EBRD does not so notify the Borrower, then the Borrower may handle such claim or claims.

(c) The Borrower shall procure that each insurer shall inform EBRD of any Insurance Proceeds to be paid.

(d) EBRD agrees to notify such insurer within thirty (30) days of its receiving notification under subclause (c) above if EBRD wishes the Insurance Proceeds to be paid to the Borrower. If EBRD so notifies the insurer, the insurer may pay the Insurance Proceeds to the Borrower. If EBRD notifies the insurer that the Insurance Proceeds should be paid to EBRD, or if EBRD does not notify the insurer to whom to pay the Insurance Proceeds, the Insurance Proceeds shall be paid to EBRD.

(e) In any case where the Borrower has conduct of claims under subclauses (a) and (b) above, it shall keep EBRD informed of the progress of such claims. In any case where the Borrower receives the Insurance Proceeds of such claim, it shall keep EBRD

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informed as to the application of such Insurance Proceeds.

(1)After an Event of Default, EBRD shall have sole conduct of all and any claims made under the Insurances unless it consents in writing to the Borrower's conducting such claim or claims, and all Insurance Proceeds of any such claim shall be paid to EBRD.

ARTICLE VII - APPLICATION OF INSURANCE PROCEEDS

Section 7.1 Assigned Compensation Payable to EBRD

(a) At all times during the Security Period, the Borrower shall ensure that all Insurance Proceeds shall be paid in accordance with the terms and conditions of this Deed. EBRD has the right to apply any Insurance Proceeds paid to it in accordance with Section 5.04 (Insurance) of the Loan Agreement, and additionally, the parties hereto agree that until the Secured Obligations have been satisfied in full and notice to this effect has been provided to the Borrower by EBRD, such funds may be paid towards any and all charges and fees incurred by EBRD arising under, or in connection with, this Deed as contemplated by Article XIII (Indemnity) hereof Any surplus Insurance Proceeds remaining after application of such funds as provided herein and in the Loan Agreement shall be remitted to the Borrower or other person entitled to such amounts.

(b) The Borrower shall remain liable to EBRD for payment and performance and satisfaction in full of the Secured Obligations including any shortfall between the amount of the Secured Obligations and the total amount of any Insurance Proceeds received by EBRD which is made and remitted in furtherance of this Deed.

(c) Notwithstanding anything herein to the contrary:

(i) The Borrower shall maintain insurance against loss, damage and liability in a manner and with insurers satisfactory to EBRD. EBRD shall be named as sole loss payee (except with respect to liability insurance) and beneficiary under the relevant insurance policies and the interests of EBRD shall be noted thereon.

(ii) Unless a Default has occurred and is continuing, EBRD shall procure (except in the case of an actual, constructive, compromised or arranged total loss) to

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release to the Borrower (or another insured) within a reasonable period of time the proceeds of any claim for physical loss or damage under an insurance policy referred to in Section 7.1(c)(i) provided that:

(1) such claim is for an amount not exceeding USD 10,000,000 (ten million Dollars) (or the equivalent thereof in other currencies at then current rates of exchange);

(2) such proceeds are used by the Borrower (or such other insured) for the purpose of replacing the relevant property and/or repairing such damage and for other charges involved; and

(3) the Borrower (or such other insured) has furnished to EBRD satisfactory evidence that the proceeds of such claim will be so applied.

(iii) The proceeds of any other claim under an insurance policy referred to in Section 7.1(c)(i) may be released to the Borrower (or another insured) by EBRD acting in its sole discretion. In exercising (but without limiting) such discretion, EBRD shall (except in the case of an actual, constructive, compromised or arranged total loss) take into consideration any plan submitted by the Borrower under which the relevant lost property will be replaced or the relevant damage will be repaired so that the lost or damaged property will be returned to its value prior to the loss or damage and any evidence submitted by the Borrower showing that such plan will be implemented by the Borrower and that such proceeds will be so applied. Any such proceeds not so released by EBRD shall be retained by EBRD, held pursuant to this Deed as additional security for amounts payable to EBRD under the Financing Agreements and, if the Loan is required to be prepaid in whole or in part in accordance with Section 3.08(c) of the Loan Agreement, applied by EBRD to such prepayment.

ARTICLE VIII - POWER OF ATTORNEY

Section 8.1 Power of Attorney

(a)The Borrower by way of security hereby appoints and constitutes EBRD as the Borrower's true and lawful attorney with full power and right of substitution (in the name of the Borrower or otherwise) to execute such documents and instruments and to do such acts and things in the name of and on behalf of the Borrower as may be required by

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EBRD pursuant to this Deed, the assignment of the Assigned Rights contemplated hereunder or the exercise by EBRD or any such receiver of any powers.

(b) Without prejudice to the foregoing provisions of paragraph (a), the Borrower shall, in addition, within five (5) Business Days of the date of this Deed grant EBRD a Russian language and an English language power of attorney in form and substance satisfactory to EBRD, each notarised and apostilled, governed by and valid under the laws of the Republic of Kazakhstan, substantially in the form of Schedule 4 (Form of Power of Attorney), to exercise the above rights and with full powers of substitution. Each such power of attorney shall be for a period of three (3) years from its date of execution and shall be executed by the Borrower in the Russian and English language, respectively, each notarized and apostilled.

(c) The Borrower agrees that it shall, no later than three (3) months prior to the expiry of the power of attorney referred to in Section 8.1(b), issue to EBRD a replacement Russian language and an English language power of attorney in form and substance satisfactory to EBRD (including an obligation to provide a replacement power of attorney on its expiry), substantially in the form of Schedule 4 (Form of Power of Attorney). Failure to issue a replacement power of attorney or the revocation of the power of attorney referred to in Section 8.1(b), or any replacement power of attorney, shall be considered an Event of Default under the Loan Agreement.

(d) If the Borrower refuses to issue the power of attorney referred to in Section 8.1(b) or the replacement power of attorney referred to in Section 8.1(c) on its expiry, EBRD shall be entitled to do such things as are specified in Section 8.1(a) without such a power of attorney and the Borrower shall indemnify EBRD or any other person appointed by EBRD for all losses, expenses or costs incurred as a result of such refusal.

(e) The Borrower agrees that EBRD shall not incur any liability in connection with or arising from its exercise of any power of attorney referred to in this Article VIII or of the rights transferred to EBRD pursuant to this Deed.

ARTICLE IX - CURRENCY AND GROSS-UP REQUIREMENTS

Section 9.1 Relevant Currency

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The Borrower's liability under this Deed is to discharge the Secured Obligations in the Loan Currency to such account and by such time as specified in Section 3.07 (Payments) of the Loan Agreement. The tender or payment of any amount payable under this Deed (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligations of the Borrower to pay in the Loan Currency all amounts payable under this Deed.

Section 9.2 Receipt in Wrong Currency

The Borrower shall indemnify EBRD against any losses, expenses or costs resulting from a payment being received, or a claim being filed or an order or judgment being given, under this Deed in any currency other than the Loan Currency or any place other than the account specified in, or pursuant to, Section 3.07 (Payments) of the Loan Agreement. The Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable EBRD to receive, after conversion to the Loan Currency at a market rate and transfer to such place, the full amount due to EBRD under this Deed in the Loan Currency and in the account specified in, or pursuant to, Section 3.07 (Payments) of the Loan Agreement.

Section 9.3 Gross-Up

All payments made in satisfaction of the Secured Obligations shall be made in full without set-off of any sum owing by EBRD to the Borrower or counterclaim and free and clear of any deduction of or withholding for or on account of any tax levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) or for any other reason, except to the extent that any such deduction or withholding is required by law. If at any time the Borrower is required by law to make any deduction or withholding from any payment due from the Borrower to EBRD under this Deed, the Borrower shall simultaneously pay to EBRD whatever additional amount is necessary to ensure that EBRD receives a net sum equal to the payment it would have received had no deduction or withholding been made.

ARTICLE X - PROTECTION OF SECURITY

Section 10.1 Preservation of security and rights

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This Deed is in addition to any other rights or security, present or future, held by EBRD from the Borrower or any other person for the Secured Obligations and shall not merge with or prejudice or be prejudiced by any such rights or security or any other contractual or legal rights of EBRD, all or any of which EBRD may take, perfect, enforce, renew, vary, release or refrain from taking, perfecting or enforcing without releasing, reducing or otherwise affecting EBRD's rights under this Deed.

Section 10.2 Change in Company's Constitution

EBRD's rights under this Deed shall not be affected by any change in the constitution or composition of any Obligor or by bankruptcy, liquidation, insolvency or any incapacity of any Obligor.

Section 10.3 Limit of Liability; Mortgagee in Possession

The Borrower agrees that in no event shall EBRD be liable for any matter or thing in connection with this Deed other than to account for monies actually received by it in accordance with the terms hereof. Notwithstanding the generality of the foregoing, the parties hereto agree that EBRD shall not by any reason of its taking action permitted by this Deed or its taking possession of the Insurance Proceeds or any part thereof be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

ARTICLE XI - DISCHARGE AND RELEASE

Section 11.1 No Termination by Borrower

Other than as provided in Section 11.2 (Liability of Borrower) below, the Borrower may not terminate this Deed, whether by notice to EBRD or otherwise.

Section 11.2 Liability of Borrower

The Borrower shall cease to have any liability under Article II (Assignment) of this Deed, except as provided in Section 11.4 (Discharge to be Conditional), on the date on which the Secured Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Loan Agreement and any of the Financing Agreements, as evidenced by a written instrument signed by EBRD.

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Section 11.3 Release

Upon the full and irrevocable payment and performance of all Secured Obligations in accordance with the Financing Agreements, EBRD shall, at the written request and sole cost and expense of the Borrower, execute such deeds as may be necessary to discharge the security constituted by or pursuant to this Deed and release and reassign to the Borrower or its order (at the Borrower's cost and expense) the Assigned Rights, so long as EBRD is satisfied that EBRD will not be required to repay or pay to any person any or all of the amounts received by payment to it, or by enforcement of EBRD's rights in the Assigned Rights hereunder.

Section 11.4 Discharge to be Conditional

Any release, discharge or settlement between the Borrower and EBRD in relation to this Deed shall be conditional upon no right, security, disposition or payment to EBRD by any Obligor or any other person being void, set aside or ordered to be refunded pursuant to any Applicable Law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, EBRD shall be entitled subsequently to enforce this Deed against the Borrower as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

ARTICLE XII - FURTHER ASSURANCE

Upon the request of EBRD, the Borrower shall promptly, at the Borrower's sole cost and expense, (a) execute and deliver any and all such further instruments and documents as EBRD may deem necessary for the purpose of satisfying its claims with respect to the Assigned Rights and obtaining the full benefit of this Deed and of the rights and powers granted hereunder; and (b) take whatever actions EBRD may reasonably require for establishing or maintaining the assignment of the Insurances contemplated by this Deed or facilitating the exercise of any right, power or discretion exercisable by EBRD under this Deed.

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ARTICLE XIII - INDEMNITY

(a)The Borrower assumes full liability for, and agrees to and shall indemnify and hold harmless EBRD and its officers, directors, employees, agents and servants against and from, any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, Taxes, suits, costs and expenses (including, reasonable legal counsel's fees and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including, negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against EBRD or any of its officers, directors, employees, agents or servants (whether or not also indemnified by any other person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

(i) any of the transactions contemplated by any Financing Agreement or Project Agreement or the execution, delivery or performance thereof;

(ii) the operation or maintenance of the Borrower's facilities or the ownership, control or possession thereof by the Borrower; or

(iii) the exercise by EBRD of any of its rights and remedies under any of the Financing Agreements; provided that EBRD shall not have any right to be indemnified hereunder for its own gross negligence or wilful misconduct.

(b)The Borrower shall pay or procure the payment for the duration of the Security Period of all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the execution, delivery and performance of this Deed and the maintenance of the assignment of the Insurances provided for hereby and shall keep EBRD indemnified against any failure or delay in paying them.

ARTICLE XIV - MISCELLANEOUS

Section 14.1 Term of Deed

This Deed shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements but without prejudice to Sections 11.3 (Release) and 11.4 (Discharge to be Conditional).

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Section 14.2 Entire Agreement; Amendment and Waiver

This Deed, the Financing Agreements, the Project Agreements and any other document referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Deed (including, without limitation, under this Section 14.2) shall be in writing, signed by EBRD and, in the case of an amendment, by the Borrower.

Section 14.3 Borrower's Obligations

The Borrower agrees to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 14.4 Notices

Any notice, application or other communication to be given or made under this Deed to EBRD or to the Borrower shall be in writing. Except as otherwise provided in this Deed, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Borrower:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director

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Fax: +7 (327) 272 8450

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Attention:Operation Administration Unit
Fax: +44 20 7338 6100

Section 14.5 English language

All documents to be furnished or communications to be given or made under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Borrower, which translation shall be the governing version between the Borrower and EBRD.

Section 14.6 Indemnities and Expenses

(a)The Borrower shall be liable to indemnify EBRD on demand against any loss or expense sustained or incurred by EBRD as a result of:

(i)	a failure by the Borrower to perform any of its obligations under this Deed; or

(ii)	any representation or warranty made in this Deed by the Borrower having been untrue, incorrect or misleading when made.

(b)The indemnities contained in this Section 14.6 and Article XIII (Indemnity) shall survive the termination of this Deed.

Section 14.7 Rights, Remedies and Waivers

(a)The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Borrower, by the execution or the performance of this Deed or by any other act or thing which may be done by or on behalf

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of EBRD in connection with this Deed and which might, apart from this Section 14.7, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Deed and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(d) EBRD may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Borrower hereby agrees to pay to EBRD on demand such amount in the Loan Currency as shall be sufficient to reimburse EBRD for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 14.8 Governing Law

This Deed is governed by and will be construed in accordance with English law.

Section 14.9 Dispute Resolution

(a)Any dispute, controversy or claim arising out of or relating to this Deed, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek

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determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Borrower agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 14.9(a), this Deed and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Deed or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, the United States of America or in any other courts having jurisdiction. For the benefit of EBRD, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. The Borrower hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Borrower covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 14.10 Privileges and Immunities of EBRD.

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Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 14.9(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 14.9(a).

Section 14.11 Waiver of Sovereign Immunity

The Borrower represents and warrants to EBRD that this Deed, the Loan Agreement, any other Financing Agreements and the undertakings by the Borrower under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that the Borrower is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed or the other Financing Agreements. To the extent that the Borrower or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed, the Loan Agreement or any other Financing Agreements.

Section 14.12 No Reliance

The Borrower acknowledges that EBRD is entering into this Deed, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to the Borrower. The Borrower represents and warrants that, in entering into this Deed, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any advice given to it by EBRD.

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Section 14.13 Successors and Assigns

(a) This Deed binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) The Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of EBRD.

(c) (i) EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Deed and the other Financing Agreements without the consent of the Borrower. (ii) Upon receipt by the Borrower of written notice of any assignment of rights against the Borrower under this Deed, such assignment shall take effect as an absolute assignment and the assignee shall accordingly be entitled to sue the Borrower without joining EBRD as a party to the proceedings. For the avoidance of doubt, EBRD shall be entitled to sue the Borrower pursuant to any right not assigned without joining the assignee as a party to the proceedings. (iii) The Borrower irrevocably agrees that, if it receives written notice of any transfer of any kind whatsoever of obligations owed to the Borrower under this Deed and the transferee confirms in such notice that it will perform such transferred obligations, then upon receipt of such notice such obligations shall be novated and after that shall be owed to the Borrower by the transferee and not by the transferor.

Section 14.14 Rights of Third Parties

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed (except as provided in Sections 14.13(a) to 14.13(c)).

Section 14.15 Default Interest

(a)Without prejudice to any other rights or remedies of EBRD under this Deed or any other Financing Agreement, any other agreement or instrument or by Applicable Law, if the Borrower fails to pay any amount payable by it under this Deed, the Borrower shall forthwith on demand by EBRD pay interest on such overdue amount from and including the due date up to the date of actual payment (as well after as before judgment) at the rate per annum which is equal to the Interest Rate in effect immediately before the due date, provided that EBRD shall not be entitled to charge default interest on the same defaulted sum under both this Section 14.15 and the equivalent provision of another

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Financing Agreement.

(b)Interest at the rate referred to in Section 14.15(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount and shall become payable on demand or, if not demanded, on each Interest Payment Date falling after such overdue amount became due.

Section 14.16 Set-Off

EBRD shall have the right, to the fullest extent permitted by law, to set off any amount owed by EBRD to the Borrower, whether or not matured, against any amount then due and payable by the Borrower under any Financing Agreement, whether or not EBRD has demanded payment by the Borrower of such amount and regardless of the currency or place of payment of either such amount.

Section 14.17 No Partnership or Agency

Nothing in this Deed (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 14.18 Deed as property of EBRD

This Deed is and will remain the property of EBRD after any release, settlement, discharge or arrangement relating to the liability of the Borrower under this Deed.

Section 14.19 Certificates

A certificate by any officer of EBRD specifying amounts due and payable under or in connection with any of the provisions of this Deed, together with any relevant calculations supporting the amounts set out as such certificate as being due and payable, shall, in the absence of manifest error, be conclusive and binding on the Borrower.

Section 14.20 Disclosure

EBRD may disclose such documents, information and records regarding the Borrower or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Deed and any Financing Agreement) as EBRD deems

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appropriate in connection with any dispute involving the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 14.13 (Successors and Assigns).

Section 14.21 Severability

Each of the provisions of this Deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Deed shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 14.22 Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 14.23 Survival

Notwithstanding the discharge and release of the Borrower pursuant to Section 11.2 (Liability of Borrower) and 11.3 (Release), (i) the representations and warranties given by the Borrower in Article III (Representations and Warranties); (ii) the undertakings of the Borrower in Article IV (Covenants of the Borrower); and (iii) the provisions set forth in Articles VII (Application of Insurance Proceeds), XI (Discharge and Release) and XIV (Miscellaneous) and of this Section 14.21, shall survive and remain in full force and effect until the Secured Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Loan Agreement and any of the Financing Agreements, as evidenced by a written instrument signed by EBRD.

The parties hereto agree that this Deed shall take effect as a deed as of the date first written above.

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IN WITNESS WHEREOF, each party hereto has caused this Deed of assignment of Insurance to be executed and delivered as a deed by its duly authorised representatives as of the date first above written.

[Signature Page Follows]

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SIGNATURES

EXECUTED and **DELIVERED** as a deed on behalf of **BALYKSHY L.L.P.**, a company incorporated in the territory of the Republic of Kazakhstan, by Paul Anthony Roberts being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By: ____________________
Authorised signatory
Name: Paul Anthony Roberts
Position: Director

[*Seal*]

EXECUTED and **DELIVERED** as a deed on behalf of **EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT**

By: G. de Lastours
Authorised Representative
Name: GABRIEL DE LASTOURS
Position: ASSOCIATE BANKER

48

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